As filed with the Securities and Exchange Commission on February 6, 2013

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0853807
(State or other jurisdiction of Incorporation)	(I.R.S. Employer I.D. number)

21 Griffin Road North
Windsor, Connecticut 06095
(860) 298-9692
(Address and telephone number of Registrant's principal executive offices)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
(Full Title of Plan)

Martin H. Dodd
Senior Vice President and General Counsel
TRC Companies, Inc.
21 Griffin Road North
Windsor, Connecticut 06095
(860) 298-9692
(Address and telephone number of agent for service)

Indicate by check mark whether the registrant is a “large accelerated filer”, an “accelerated filer”, a “non-accelerated filer” or a “smaller reporting company”. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                              Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)        Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.10 Par Value Per Share	1,500,000	(1)	$5.97	(2)	$8,955,000	$1,221.46	(2)

(1)
The registrant previously registered shares of Common Stock to be offered or issued pursuant to the 2007 Equity Incentive Plan subsequently renamed The Amended and Restated 2007 Equity Incentive Plan (the “Plan”) on Form S-8 (File Nos. 333-173921 and 333-153908). This registration statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover an indeterminate amount of securities to be offered or sold pursuant to the Plan, as amended and restated, by reason of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of the registration fee are based upon the average of the high and low sale prices reported by the New York Stock Exchange on February 4, 2013. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 (SEC File Nos. 333-173921 and 333-153908) of the Registrant are effective. The information contained in the Registrant's registration statements on Forms S-8 (SEC File Nos. 333-173921 and 333-153908) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

a)	The Registrant's Annual Report on Form 10-K for fiscal year ended June 30, 2012, as filed with the Commission on September 12, 2012;

b)
The Registrants Quarterly Reports on Form 10-Q for the quarters ended September 28, 2012 and December 28, 2012; Current Reports on Form 8-K dated September 12, 2012, November 5, 2012 and December 7, 2012; and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since June 30, 2012; and

c)
The section entitled “Description of Registrant's Securities to be Registered” contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on June 3, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Item 5.     Interests of named Experts and Counsel

Martin H. Dodd, Senior Vice President of the Registrant, whose opinion is included herein as Exhibit 5.1 is the beneficial owner of 140,225 shares of the Registrant's Common Stock.

Item 8. Exhibits

Exhibits	Description of Document

5.1	Opinion of Martin H. Dodd (1)

23.1	Consent of Deloitte & Touche LLP (1)

24.1	Power of Attorney (included in signature pages hereto)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut on the 6th day of February, 2013.

TRC COMPANIES, INC.

By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr. Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, each of Christopher P. Vincze and Thomas W. Bennet, Jr. individually, with full power to act alone, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Christopher P. Vincze	Chairman of the Board and	February 6, 2013
Christopher P. Vincze	Chief Executive Officer

/s/ Friedrich K.M. Bohm	Director	February 6, 2013
Friedrich K.M. Bohm

/s/ John A. Carrig	Director	February 6, 2013
John A. Carrig

/s/ F. Thomas Casey	Director	February 6, 2013
F. Thomas Casey

/s/ Stephen M. Duff	Director	February 6, 2013
Stephen M. Duff

/s/ Richard H. Grogan	Director	February 6, 2013
Richard H. Grogan

/s/ Robert W. Harvey	Director	February 6, 2013
Robert W. Harvey

/s/ Dennis E. Welch	Director	February 6, 2013
Dennis E. Welch

/s/ Thomas W. Bennet, Jr.	Senior Vice President and	February 6, 2013
Thomas W. Bennet, Jr.	Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibits	Description of Document

5.1	Opinion of Martin H. Dodd (1)

23.1	Consent of Deloitte & Touche LLP (1)

24.1	Power of Attorney (included in signature pages hereto)

(1)	Filed herewith.